SUBSCRIPTION AGREEMENT

MedGen, Inc.

MedGen, Inc., a Wyoming corporation (hereinafter the "Company"), and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

A.	The Company desires to issue a maximum of 2,000,000 shares of common stock of the Company, par value

$0.001 per share, at $0.001 per share; and

B.      Subscriber desires to acquire that number of shares as is set forth on the signature page hereof (hereinafter the "Shares") at the purchase price set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1               Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.001 per share, and the Company agrees to sell the Shares to Subscriber in consideration of said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2               The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Johnny Rodrigues, MedGen, Inc. 2901 East Gate City Blvd. Suite 2400 Greensboro, NC 27401 or such other place as the Company shall designate in writing. Payment can be made either by submitting a personal check, cashier's check or money order or by such other consideration that the board deems advisable in its discretion (e.g., promissory note), for the full purchase price of $0.0001 per Share with the executed Subscription Agreement. Payments shall be made payable to "MedGen, Inc.”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1	Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A)	Subscriber acknowledges that the purchase of the shares subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)	Subscriber has such knowledge and experience in finance, securities, investments, including investment in unlisted and unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)	Subscriber hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that any certificate evidencing the Shares received by Subscriber will bear a legend in substantially the following form:

THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(F)	Subscriber is not aware of any advertisement of the Shares.

REPRESENTATIONS BY THE COMPANY

3.1	The Company represents and warrants to the Subscriber that:

(A)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Wyoming and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common stock in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1               Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2               Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber's address indicated herein.

4.3                Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Wyoming. Exclusive venue for any dispute arising out of this Subscription Agreement or the Shares shall be the state or federal courts sited in Clark County, Wyoming.

4.4               The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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IN WITNESS WHEREOF, this Subscription Agreement is executed as of the 29th day of August, 2018.

Number of Shares Subscribed For: 2,000,000

Total Purchase Price: $2,000

Signature of Subscriber: /s/ Barry Burks

Name of Subscriber: Barry Burks

Address of Subscriber: 262 Bradford Lane, Pilot Mountain, NC 27041

Subscriber's SS# or tax ID#: 226-XX-XXX

ACCEPTED BY: MedGen, Inc.

Signature of Authorized Signatory: /s/ Johnny Rodrigues

Name of Authorized Signatory: Johnny Rodrigues

Date of Acceptance: August 29, 2018

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